Exhibit 99.906CERT

Certification Under Section 906
of the Sarbanes-Oxley Act of 2002

Thomas P. Majewski, Principal Executive Officer, and Alena Umnova, Principal Financial Officer, of EP Private Capital Fund I (the “registrant”), each certify to the best of his knowledge that:

1.	The registrant’s periodic report on Form N-CSR for the six months ended March 31, 2026 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Principal Executive Officer	Principal Financial Officer
EP Private Capital Fund I	EP Private Capital Fund I

/s/ Thomas P. Majewski	/s/ Alena Umnova

Thomas P. Majewski	Alena Umnova

Date: May 29, 2026	Date: May 29, 2026

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.